UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 9, 2013

Penske Automotive Group, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	1-12297	22-3086739
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2555 Telegraph Road, Bloomfield Hills, Michigan		48302
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	248-648-2500

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 9, 2013, at our 2013 Annual Meeting of Shareholders, our shareholders, upon the recommendation of our Board of Directors, approved the 2012 Equity Incentive Plan. The Equity Incentive Plan authorizes up to two million shares for equity awards to our employees and board of directors, including awards that are intended to satisfy the requirements of Section 162(m) of the Internal Revenue Code. The Equity Incentive Plan terminates in 2015. Incentive awards under the Equity Incentive Plan may be in the form of stock options, stock appreciation rights, restricted stock, restricted stock units, performance compensation awards or common stock. The number of shares available for incentive awards under the Equity Incentive Plan will be increased in an amount equal to incentive awards that are forfeited or terminated without issuance of shares and shares withheld by or tendered to us in connection with satisfaction of tax withholding obligations of an award. Adjustments will be made in the aggregate number of shares that may be issued under the Equity Incentive Plan in the event of a change affecting shares of our common stock, such as a stock dividend or split, recapitalization, reorganization, or merger. No more than 1,000,000 shares may be allocated for incentive awards to any one participant during any single calendar year. A copy of the Equity Incentive Plan is attached hereto as Exhibit 10.1 and is incorporated by reference into this Item 5.02.

Item 5.07 Submission of Matters to a Vote of Security Holders.

Our 2013 Annual Meeting of Stockholders was held on May 9, 2013. At the Annual Meeting, the stockholders cast their votes as set forth below.

Proposal 1

The twelve director nominees named in our proxy statement were elected, each for a term expiring at the next Annual Meeting of Stockholders or until their successors are duly elected and qualified, based upon the following votes:

NOMINEE	FOR	AGAINST	ABSTAIN	BROKER NON-VOTES
John D. Barr	84,060,214	190,992		2,755,244
Michael R. Eisenson	83,692,725	558,481		2,755,244
Robert H. Kurnick, Jr.	82,705,797	1,545,409		2,755,244
William J. Lovejoy	84,059,242	191,964		2,755,244
Kimberly J. McWaters	81,621,369	2,629,837		2,755,244
Yoshimi Namba	82,702,503	1,548,703		2,755,244
Lucio A. Noto	72,863,418	11,387,788		2,755,244
Roger S. Penske	83,282,726	968,480		2,755,244
Richard J. Peters	82,709,166	1,542,040		2,755,244
Sandra E. Pierce	83,798,099	453,107		2,755,244
Ronald G. Steinhart	83,989,639	261,567		2,755,244
H. Brian Thompson	80,299,260	3,951,946		2,755,244

Proposal 2

The proposal to approve our 2012 Equity Incentive Plan was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
82,123,126	2,043,519	84,561	2,755,244

Proposal 3

The proposal to ratify the selection of Deloitte & Touche LLP as our independent registered public accounting firm for 2013 was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
86,729,992	199,346	77,112	0

Proposal 4

The proposal to approve, on an advisory basis, our executive compensation was approved based upon the following votes:

FOR	WITHHELD	ABSTAIN	BROKER NON-VOTES
83,373,648	168,166	709,392	2,755,244

Item 8.01 Other Events.

On May 9, 2013, we announced that our Board of Directors has approved a quarterly dividend in the amount of $0.15 per share payable June 3, 2013 to shareholders of record as of May 20, 2013, as discussed more fully in the press release incorporated herein and attached hereto as Exhibit 99.1.

Item 9.01 Financial Statements and Exhibits.

10.1 Penske Automotive Group, Inc. 2012 Equity Incentive Plan (incorporated by reference to exhibit 4.3 to our Form S-8 filed November 2, 2012).

99.1 Press Release.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Penske Automotive Group, Inc.

May 9, 2013	By:	/s/ Shane M. Spradlin

Name: Shane M. Spradlin
Title: Executive Vice President

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Exhibit Index

Exhibit No.	Description

99.1	Press Release.